Exhibit 23.1

SAMUEL H. WONG & CO., LLP
CERTIFIED PUBLIC ACCOUNTANTS

Consent of Independent Registered Public Accounting Firm

We hereby consent to your disclosure of our audit report dated March 25, 2010 on the consolidated financial statements of China Teletech Limited as of December 31, 2009 and 2008 and for the years then ended; report of unaudited pro forma financial statements dated November 12, 2010 on the consolidated financial statements of China Teletech Limited as of December 31, 2009 and for the year then ended; the review report dated October 20, 2010 on the consolidated financial statements of China Teletech Limited as of September 30, 2010 and for the period then ended, in the Registration Statement of China Teletech Limited on Form S-1/A (File No. 333-167194

For the purpose of the aforesaid Form S-1/A, we also consent to the reference of our firm as "Experts" under the Experts' caption, which, in so far as applicable to our firm means accounting experts.

San Mateo, California	Samuel H. Wong & Co., LLP
February 11, 2011	Certified Public Accountants